Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

Warrant to Purchase

1,361,316 shares	Warrant Number WC1/2-1

Warrant to Purchase Common Stock

of

VirtualScopics, Inc.

THIS CERTIFIES that Merck Global Health Innovation Fund, LLC, a Delaware limited liability company, or any subsequent holder hereof (“Holder”) has the right to purchase from VirtualScopics, Inc., a Delaware corporation (the “Company”), up to one million three hundred sixty-one thousand three hundred sixteen (1,361,316) fully paid and nonassessable shares, of the Company’s common stock, $0.001 par value per share (“Common Stock”), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Term (as defined below).

Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1.          Date of Issuance and Term.

This Warrant shall be deemed to be issued on April 3, 2012 (“Date of Issuance”). The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m., New York City time, on the date that is seven (7) years after the Date of Issuance (the “Term”). This Warrant is one of a series of Warrants (collectively, the “Warrants”) issued or issuable in conjunction with the issuance of [Series C-1 Preferred Stock of the Company/Series C-2 Preferred Stock of the Company] (the “Series C Preferred Stock”) to the Holder pursuant to the terms of the Series C Preferred Stock and Warrant Purchase Agreement, dated April 3, 2012 (the “Securities Purchase Agreement”) by and between the Company and Holder, the Certificate of Designation of Rights and Preferences of the Series C-1 Preferred Stock and Series C-2 Preferred Stock of VirtualScopics, Inc. (the “Certificate of Designation”) and the Investor Rights Agreement dated April 3, 2012 (the “Investor Rights Agreement”) by and between the Company and Holder. Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Securities Purchase Agreement.

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This Warrant may be exercisable at any time and from time to time on or after Sunday, September 30, 2012 (the “Initial Exercise Date”).

2.          Exercise.

(a) Manner of Exercise. During the Term and at any time on or after the Initial Exercise Date this Warrant may be Exercised as to all or any lesser number of full shares of Common Stock covered hereby (the “Warrant Shares” or the “Shares”) upon surrender of this Warrant, with the Notice of Exercise Form attached hereto as Exhibit A (the “Notice of Exercise”) duly completed and executed, together with the full Exercise Price for each share of Common Stock as to which this Warrant is Exercised, at the office of the Company, VirtualScopics, Inc., 500 Linden Oaks, Rochester, NY 14625, Fax: 585-218-7350 or at such other location as the Company may then be located or such other office or agency as the Company may designate to Holder in writing, by overnight mail or by facsimile (such surrender and payment of the Exercise Price called the “Exercise” of this Warrant).

(b) Date of Exercise. The “Date of Exercise” of the Warrant shall be defined as the date that a copy of the Notice of Exercise, completed and executed, is sent by facsimile to the Company, provided that the original Warrant and Notice of Exercise are received by the Company and the Exercise Price is satisfied within 1 Trading Day thereafter or else the Date of Exercise shall be deemed the Trading Day that the Notice of Exercise, Original Warrant and Exercise Price are received by the Company. Alternatively, the Date of Exercise shall be defined as the date the original Notice of Exercise, Original Warrant and Exercise Price are received by the Company, if Holder has not sent advance notice by facsimile. Upon delivery on the Date of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. The Company shall deliver any objection to any Notice of Exercise within three (3) Trading Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.

(c) Delivery of Common Stock Upon Exercise. Within 3 Trading Days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price (the “Warrant Shares Delivery Deadline”), the Company shall issue and deliver (or cause its transfer agent so to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of shares of Common Stock (“Exercise Shares”) for the portion of this Warrant converted as shall be determined in accordance herewith. Upon the Exercise of this Warrant or any part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company’s transfer agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at Exercise representing the number of shares of Common Stock issuable upon such Exercise. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock.

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(d) Revocation of Exercise Upon Delivery Failure. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Exercise Shares by the Warrant Shares Delivery Deadline, the Holder will be entitled to revoke all or part of the relevant Notice of Exercise by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice.

(e) Legends.

(i) Restrictive Legend. The Holder understands that the Warrant and, until such time as Exercise Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”) as contemplated by the Investor Rights Agreement or otherwise may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exercise Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.”

(ii) Removal of Restrictive Legends. Certificates evidencing the Exercise Shares shall not contain any legend restricting the transfer thereof (including the legend set forth above in subsection 2(e)(i)): (i) following resale of such shares while a registration statement (including the Registration Statement, as defined in the Investor Rights Agreement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Exercise Shares pursuant to Rule 144, (iii) if such Exercise Shares are eligible for sale without volume or manner of sale limitation or current public information requirements under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date (as defined below) of the Registration Statement if required by the Company’s transfer agent to effect the sale of Exercise Shares by Holder without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance or resale of Exercise Shares, then such Exercise Shares shall be issued free of all legends and Holder submits proof and proper documentation reasonably satisfactory to the Company and its transfer agent to the conditions in this Section 2(e). The Company agrees that at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 2(e), it will, no later than three (3) Trading Days following the delivery by the Holder to the Company or the Company’s transfer agent of a certificate representing Exercise Shares, as applicable, issued with a restrictive legend and proof and proper documentation reasonably satisfactory to the Company and its transfer agent to the conditions in this Section 2(e), deliver or cause to be delivered to such Holder a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends. For purposes hereof, “Effective Date” shall mean the date that a Registration Statement that the Company is required to file with respect to the Warrant Shares pursuant to the Investor Rights Agreement has been declared effective by the Securities and Exchange Commission (the “Commission”).

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(iii) Sale of Unlegended Shares. Holder agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 2(e)(i) above is predicated upon the Company’s reliance that the Holder will sell any Exercise Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(f) Cancellation of Warrant. This Warrant shall be canceled upon the full Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not Exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

(g) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

(h) Delivery of Electronic Shares. In lieu of delivering physical certificates representing the unlegended shares of Common Stock issuable upon Exercise (the “Unlegended Shares”), provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder, so long as the certificates therefor do not bear a legend, are not required to bear a legend, and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder's prime broker with DTC identified in the written request through its Deposit Withdrawal Agent Commission (“DWAC”) system.

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(i) Buy-In. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Exercise Shares pursuant to an Exercise on or before the fifth (5th) Business Day after the Warrant Shares Delivery Deadline (other than for circumstances related to an outbreak of hostilities, terrorist activities or war, the effects of weather or meteorological events, acts of God or other calamity or crisis), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder anticipated receiving upon such Exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the Exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its Exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon Exercise of the Warrant as required pursuant to the terms hereof.

(j) Surrender of Warrant Upon Exercise; Book-Entry. Notwithstanding anything to the contrary set forth herein, upon Exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender the original Warrant Certificate to the Company unless all of this Warrant is Exercised, in which case such Holder shall deliver the original Warrant being Exercised to the Company within one (1) Trading Day following the Date of Exercise at issue. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the amount of this Warrant that is so Exercised and the dates of such Exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this original Warrant upon each such Exercise. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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(k) Limitation of Shares Issuable Upon Exercise

(i)          Notwithstanding anything herein to the contrary, if the Company has not obtained Shareholder Issuance Approval (as defined in the Securities Purchase Agreement) or a written opinion from outside counsel to the Company, reasonably satisfactory to the Required Warrant Holders, that such approval is not required, then the Company may not issue any Warrant Shares if the issuance of such Warrant Shares would cause the Company to exceed the aggregate number of shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock which the Company may issue and the number of shares of Common Stock which the Company may issue (A) upon conversion of all of the Series C-1 Preferred Stock and Series C-2 Preferred Stock issued pursuant to the Securities Purchase Agreement, together with any conversion of any accrued and unpaid Dividends, (B) upon exercise of all of the Warrants issued pursuant to the Securities Purchase Agreement and (C) pursuant to any Dividends paid on the Series C-1 Preferred Stock and Series C-2 Preferred Stock, without breaching the Company’s obligations under the rules and regulations of the Principal Market (as defined in the Securities Purchase Agreement), whether or not the Common Stock is listed on the Principal Market (the “Exchange Cap”). Each Holder shall be entitled to such Holder’s pro-rata portion (based on the aggregate stated value of the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock acquired by such Holder under the Securities Purchase Agreement, divided by the aggregate stated value of all shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock issued under the Securities Purchase Agreement), of the Exchange Cap (with respect to each such holder, the “Exchange Cap Allocation”). In the event that any such holder shall sell or otherwise transfer any of such holder’s Warrants, the transferee shall be allocated a pro rata portion of such holder’s Exchange Cap Allocation. In the event that any holder of Warrants shall exercise all of such holder’s Warrants into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the shares of Warrants then held by each such holder.

(ii) Notwithstanding anything herein to the contrary, the Company shall not issue to any Holder any Warrant Shares to the extent such shares after giving effect to such issuance after exercise and when added to the number of shares of Common Stock beneficially owned by such Holder and which were previously issued upon conversion of any shares of Series C-1 Preferred Stock or, Series C-2 Preferred Stock or the payment of dividends thereon, and the exercise of any Warrants issued pursuant to the Securities Purchase Agreement, such Holder (together with such Holder's affiliates), would (a) beneficially own in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuances or (b) control in excess of 19.9% of the total voting power of the Company's securities outstanding immediately after giving effect to such issuances that are entitled to vote on a matter being voted on by holders of the Common Stock, unless and until the Company obtains the Shareholder Issuance Approval or a written opinion from outside counsel to the Company, reasonably satisfactory to the Required Warrant Holders, that such approval is not required.

For purposes of this Section 2(k), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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For purposes of this Section 2(k), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Securities and Exchange Commission, (ii) a more recent public announcement by the Company, or (iii) any other notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two business days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.

3.          Payment of Warrant Exercise Price. The Exercise Price (“Exercise Price”) shall initially equal $1.2043 per share (the “Initial Exercise Price”), subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below. Payment of the Exercise Price shall be made in cash, bank or cashier’s check or wire transfer.

4.          Transfer and Registration.

(a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

(b) Registrable Securities. The Common Stock issuable upon the Exercise of this Warrant has registration rights pursuant to the Investor Rights Agreement.

5.          Anti-Dilution Adjustments; Additional Adjustments.

(a) Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”), or similar transaction shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, or similar transaction, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 2 and in lieu of the Warrant Shares immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of Warrant Shares immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, or similar transaction, not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation. Whenever the number of Warrant Shares purchasable upon exercise of this Warrant is adjusted pursuant to Section 5(a), the Exercise Price shall be proportionately adjusted. The Company shall not effect any such recapitalization, reclassification, merger, consolidation, or similar transaction unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from the consolidation or merger assumes in writing all of the obligations of the Company under this Warrant pursuant to written agreements in form and substance reasonably satisfactory to the Required Warrant Holders, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the successor corporation evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, having an exercise price equal to the Exercise Price of this Warrant or equitably adjusted as provided herein, having similar exercise rights as this Warrant (including but not limited to similar exercise price adjustment provisions), and satisfactory to the Holder. The provisions of this Section shall apply similarly and equally to successive recapitalizations, reclassifications, mergers, consolidations or similar transactions and shall be applied without regard to any limitations on the exercise of this Warrant. For purposes hereof, “Required Warrant Holders” shall mean the Holders of a majority of the then outstanding Warrants (determined by the number of unexercised underlying Warrant Shares).

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(b) Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction (other than a transaction covered by Section 5(a) above) of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares of Common Stock, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

(c) Exercise Price Adjusted. As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in this Section 5 or otherwise set forth in this Warrant, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $0.001 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $0.001 or more.

(d) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares represented by this Warrant shall proportionally increase. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares represented by this Warrant shall proportionally decrease.

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(e) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company (a “Voluntary Adjustment”).

(f) Adjustment to Number of Shares. In the event of any adjustment to the Exercise Price pursuant to the terms of this Warrant, the number of Warrant Shares issuable upon Exercise of this Warrant shall be adjusted (except as otherwise provided in Section 5(b)) such that the aggregate Exercise Price payable in full hereunder, after taking into account the adjustment in the Exercise Price, shall be equal to the aggregate Exercise Price payable in a full prior to such adjustment.

(g) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

(h) Notice of Adjustments. Whenever the Exercise Price is adjusted pursuant to the terms of this Warrant, the Company shall within Five (5) Trading Days mail to the Holder a notice (a “Exercise Price Adjustment Notice”) setting forth the Exercise Price after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant, following delivery of the original Warrant to the Company for exchange. For purposes of clarification, whether or not the Company provides an Exercise Price Adjustment Notice pursuant to this Section 5(h), upon the occurrence of any event that leads to an adjustment of the Exercise Price, the Holders are entitled to receive a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Exercise Price in the Notice of Exercise.

(i) Notice to Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

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6.          Fractional Interests.   No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Exercise shall be the next closest number of whole shares.

7.          Reservation of Shares. From and after the date hereof, the Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price in full. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of shares sufficient for the Exercise of this Warrant (based on the Exercise Price in effect from time to time), the Company will use commercially reasonable efforts to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 7, in the case of an insufficient number of authorized shares, and using its commercially reasonable efforts to obtain stockholder approval of an increase in such authorized number of shares. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly authorized and validly issued, fully paid, nonassessable and not subject to liens.

8.          Restrictions on Transfer.

(a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

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(b) Assignment. If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, including an opinion of counsel reasonably satisfactory to the Company, the Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days of receipt of the original Warrant and other information required by this Section 8(b), and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

9.          Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

10.         Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Agreements, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

11.         Benefits of this Warrant. Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

12.         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York, County of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Agreements), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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13.         Loss of Warrant. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

14.         Notice or Demands. Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by facsimile or certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company’s records, until another address is designated in writing by Holder.

15.         Warrant Holder Not a Stockholder. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company, including but not limited to voting rights.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the _____ day of April, 2012.

VIRTUALSCOPICS, INC.

By:
Print Name:
Title:

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EXHIBIT A

NOTICE OF EXERCISE FORM FOR WARRANT

TO: VIRTUALSCOPICS, INC.

The undersigned hereby irrevocably Exercises the right to purchase ____________ of the shares of Common Stock (the “Common Stock”) of VIRTUALSCOPICS, INC., a Delaware corporation (the “Company”), evidenced by the attached warrant (the “Warrant”), and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on Exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.

2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:________

Signature

Print Name

Address

NOTICE

The signature to the foregoing Notice of Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

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EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of VIRTUALSCOPICS, INC., a Delaware corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

Fill in for new registration of Warrant:

Name

Address

Please print name and address of assignee
(including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

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